UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
May 2, 2012

FRESH DEL MONTE PRODUCE INC.
(Exact Name of Registrant as Specified in Charter)

The Cayman Islands	1-14706	N/A
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

c/o Walkers Corporate Services Limited
Walker House, 87 Mary Street
George Town, Grand Cayman, KY1-9002
Cayman Islands
(Address of Registrant's Principal Executive Office)

(305) 520-8400
(Registrant’s telephone number including area code)

Please send copies of notices and communications from the Securities and Exchange Commission to:

c/o Del Monte Fresh Produce Company
241 Sevilla Avenue
Coral Gables, Florida  33134
(Address of Registrant's U.S. Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

On May 2, 2012, the Annual General Meeting of Shareholders of Fresh Del Monte Produce Inc. (the “Company”) was held.  A total of 55,508,318 Ordinary Shares, or 96% of the Ordinary Shares issued and outstanding as of the March 13, 2012 record date, was represented in person or by proxy.  The proposals presented at the Annual General Meeting of Shareholders are described in detail in the Company’s Proxy Statement for the 2012 Annual General Meeting of Shareholders filed with the Securities and Exchange Commission on April 2, 2012.   All of the nominees for director described in that proxy statement were elected to serve until the Company’s 2015 Annual General Meeting of Shareholders, and each of the other items considered at the 2012 Annual General Meeting was approved by the shareholders, pursuant to the voting results set forth below.

Proposal 1

To elect three directors to serve until the Company’s 2015 Annual General Meeting of Shareholders.

Directors	For	Against	Abstained	Broker Non-Votes
Mohammad Abu-Ghazaleh	52,123,149	1,370,303	6,257	2,008,609
Hani El-Naffy	51,748,636	1,745,438	5,635	2,008,609
John H. Dalton	48,232,822	5,261,772	5,115	2,008,609

Proposal 2

To approve and adopt the Company’s financial statements for the 2011 fiscal year ended December 30, 2011.

For	53,583,624
Against	185,547
Abstained	1,739,147

Proposal 3

To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm to the Company for the fiscal year ending December 28, 2012.

For	55,246,769
Against	258,397
Abstained	3,152

Proposal 4

To approve the Company’s dividend payment for the fiscal year ended December 30, 2011.

For	55,180,306
Against	321,814
Abstained	6,198

Proposal 5

To approve, on an advisory, non-binding basis, the Company’s executive compensation.

For	47,614,396
Against	5,850,670
Abstained	34,643
Broker Non-Votes	2,008,609

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fresh Del Monte Produce Inc.

Date:	May 3, 2012	By:	/s/ Richard Contreras
Richard Contreras
Senior Vice President & Chief Financial Officer